UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

(RULE 14a-1)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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ALEXANDER’S, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALEXANDER’S, INC.

Notice of
Annual Meeting
of Stockholders

and

Proxy Statement
_ _  _ _
2 0 0 7

ALEXANDER’S, INC.
888 Seventh Avenue
New York, New York 10019

Notice of Annual Meeting of Stockholders
To Be Held May 17, 2007

To our Stockholders:

The Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 17, 2007, beginning at 10:00 A.M., local time, for the following purposes:

(1) To elect two persons to the Board of Directors of the Company. Each person elected will serve for a term of three years and until his successor is duly elected and qualified.

(2) The ratification of the appointment of the accounting firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year.

(3) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Pursuant to the Bylaws of the Company, the Board of Directors of the Company has fixed the close of business on April 12, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Please review the attached Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You are urged to complete and sign the enclosed proxy card and return it in the accompanying envelope. You will not need to attach postage to the envelope if it is mailed in the United States. If you attend the meeting in person, you may revoke your proxy at that time and vote your own shares. You may revoke your proxy by (1) executing and submitting a later dated proxy card, (2) sending a written revocation of proxy to our Secretary at our principal executive office, or (3) attending the Annual Meeting and voting in person.

By Order of the Board of Directors,

Alan J. Rice
Secretary

April 26, 2007

ALEXANDER’S, INC.
888 Seventh Avenue
New York, New York 10019

PROXY STATEMENT
Annual Meeting of Stockholders
To Be Held May 17, 2007

The enclosed proxy is being solicited by the Board of Directors (the “Board”) of Alexander’s, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), for use at the 2007 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 17, 2007, beginning at 10:00 A.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, NY 10019. The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be mailed on or about April 27, 2007 to our stockholders of record as of the close of business on the record date.

How do you vote?

A stockholder may authorize a proxy by executing and returning the enclosed proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card, (2) sending a written revocation of proxy to our Secretary at our principal executive office, or (3) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. Only the last vote of a stockholder will be counted.

We will pay the cost of soliciting proxies. We have hired Mackenzie Partners, Inc. to solicit proxies at a fee not to exceed $5,000. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee, which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only stockholders of record as of the close of business on April 12, 2007 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date there were 5,038,950 common shares, par value $1.00 per share (“Shares”) outstanding. Holders of Shares as of the record date are entitled to one vote on each matter properly submitted at the Annual Meeting.

How do you attend the meeting in person?

If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other acceptable evidence of ownership of your Shares as of the close of business on the record date. If you hold Shares in street name and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors or the ratification of the appointment of our independent registered public accounting firm.

It is the Company’s understanding that Interstate Properties (“Interstate”), a New Jersey general partnership (an owner of shopping centers and an investor in securities and partnerships), Interstate’s general partners, and Vornado Realty Trust (“Vornado”), who, as of April 12, 2007, own, in the aggregate, approximately 60% of the Shares, will vote (1) for the approval of the election of the nominees listed in this proxy statement for directors, and (2) for the ratification of the appointment of the Company’s independent registered public accounting firm and, therefore, it is likely that these matters will be approved.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently has nine members. On April 16, 2007, Mr. Stephen Mann, a member of our Board and our Chief Operating Officer, notified the Board that he would not stand for re-election when his term as a director expires at our upcoming Annual Meeting and at that point would resign from his position as Chief Operating Officer. In connection therewith, our Board determined to decrease the size of the Board of Directors to eight members effective as of the Annual Meeting. Our Bylaws provide that our directors are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of directors is elected at each Annual Meeting to hold office for a term of three years and until their successors have been duly elected and qualified.

Unless otherwise directed in the proxy, each of the persons named in the enclosed proxy will vote such proxy for the election of the two nominees listed below as Class I directors. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternative nominee who will be designated by the Board. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for directors will be unable to serve as a director.

Under the Bylaws, the affirmative vote of a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote for the election of directors, if a quorum is present, is sufficient to elect a director. Proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of the vote. A broker non-vote will have no effect on the result of the vote.

The Board of Directors recommends that stockholders vote “FOR” approval of the election of the nominees listed below to serve as Class I directors until 2010 and until their respective successors have been duly elected and qualified.

The following table sets forth the nominees (all of whom are presently members of the Board) and other present members of the Board who will continue on the Board following the Annual Meeting, together with a brief biography for each such person and the year in which the person became a director of the Company.

				Year
		Principal Occupation	Year	First
		and, if applicable,	Term	Appointed
		Present Position	Will	as
Name	Age	with the Company	Expire	Director

Nominees for Election to Serve as Directors Until the Annual Meeting in 2010 (CLASS I)
Michael D. Fascitelli	50	President of the Company since August 2000; President and a trustee of Vornado since December 1996; Partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice from December 1992 to December 1996 and a vice president prior thereto; a director of Toys “R” Us, Inc. (a retailer) and a trustee of GMH Communities Trust (a real estate investment trust)	2010	1996
Thomas R. DiBenedetto	57	President of Boston International Group, Inc. (an investment management firm) since 1983; President of Junction Investors Ltd. (an investment management firm) since 1992; a director of NWH, Inc. (a software company); Managing Director of Olympic Partners (a real estate investment firm); a director of Detwiler, Mitchell & Co. (a securities firm)	2010	1984

Present Directors Elected to Serve as Directors Until the Annual Meeting in 2008 (CLASS II)
Steven Roth	65	Chief Executive Officer of the Company since March 1995; Chairman of the Board of Directors of the Company since May 2004; Chairman of the Board and Chief Executive Officer of Vornado since 1989 and a trustee of Vornado since 1979; Managing General Partner of Interstate; a director of Toys “R” Us, Inc. (a retailer)	2008	1989
Neil Underberg	78	Member of the law firm of Winston & Strawn LLP since September 2000; a member of the law firm of Whitman Breed Abbott & Morgan from December 1987 to September 2000	2008	1980
Russell B. Wight, Jr.	67	A general partner of Interstate since 1968; a trustee of Vornado since 1979	2008	1995

				Year
		Principal Occupation	Year	First
		and, if applicable,	Term	Appointed
		Present Position	Will	as
Name	Age	with the Company	Expire	Director

Present Directors Elected to Serve as Directors Until the Annual Meeting in 2009 (CLASS III)
David Mandelbaum	71	A member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967; a general partner of Interstate since 1968; a trustee of Vornado since 1979	2009	1995
Arthur I. Sonnenblick	75	Senior Managing Director of Sonnenblick-Goldman Company (a real estate investment banking firm) since January 1996 and Vice Chairman and Chief Executive Officer prior thereto	2009	1984
Dr. Richard R. West	69	Dean Emeritus, Leonard N. Stern School of Business, New York University; Professor from September 1984 until September 1995 and Dean from September 1984 until August 1993; prior thereto, Dean of the Amos Tuck School of Business Administration at Dartmouth College; a trustee of Vornado since 1982; a director of Bowne & Co., Inc. (a commercial printing company) and a number of investment companies managed by BlackRock Advisors (an asset management firm)	2009	1984

We are not aware of any family relationships among any directors or executive officers of the Company or persons nominated or chosen by the Company to become directors or executive officers.

For information about other relationships among directors or our executive officers, please see “Certain Relationships and Related Transactions” below.

Corporate Governance

Our Shares are listed for trading with The New York Stock Exchange, Inc. (the “NYSE”) and we are subject to the NYSE’s Corporate Governance Rules. However, because more than 51% of our Shares are owned by a “group” consisting of Interstate and Vornado, the Company is a “controlled” company and therefore, is exempt from some of the NYSE Corporate Governance Rules. In the Company’s case, this means that we are not required to have a nominating committee or a fully independent compensation committee, nor, even though our board meets this requirement, are we required to have a majority of directors be independent under the NYSE rules.

The Board has determined that Messrs. DiBenedetto, Mandelbaum, Sonnenblick, Underberg, Wight and Dr. West are independent for the purposes of the NYSE Corporate Governance Rules. Accordingly, six out of our nine existing and eight proposed directors are independent. The Board reached this conclusion after considering all applicable relationships between or among such directors and the Company or management of the Company. These relationships are described in the section of this proxy statement entitled “Certain Relationships and Related Transactions.” The Board further determined that such directors meet all of the “bright-line” requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Directors has adopted the following committee charters and policies (a copy of each of which is attached at the referenced Annex):

•	Audit Committee Charter (Annex A)

•	Compensation Committee Charter (Annex B)

•	Corporate Governance Guidelines (Annex C)

•	Code of Business Conduct and Ethics (Annex D)

We have made available on our website, www.alx-inc.com, copies of these charters, guidelines and policies. We will post any future changes to these charters, guidelines or policies to our website and may not otherwise publicly file such changes. Our regular filings with the Securities and Exchange Commission (“SEC”) and our directors’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934, as amended, are also available on our website. In addition, copies of these charters, guidelines and policies are available free of charge from the Company.

The Code of Business Conduct and Ethics applies to all of our directors, executives and other employees.

Committees of the Board of Directors

The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee. Prior to April 16, 2007, the Board also had an Omnibus Stock Plan Committee. On April 16, 2007, the Board of Directors combined the Compensation Committee and the Omnibus Stock Plan Committee into one Compensation Committee consisting of Dr. West, as Chairman, and Mr. DiBenedetto.

The Board held three meetings during 2006. Each director attended all of the meetings of the Board and all committees on which he served during 2006.

In addition to full meetings of the Board, non-management, independent directors met three times in a session without members of management present. During this meeting, the independent directors selected their own presiding member.

Executive Committee

The Executive Committee possesses and may exercise all the authority and powers of the Board in the management of the business and affairs of the Company, except those reserved to the Board by the Delaware General Corporation Law. The Executive Committee consists of four members, Messrs. Roth, Fascitelli, Wight and Dr. West. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2006.

Audit Committee

The Audit Committee, which held four meetings during 2006, consists of three members, Messrs. DiBenedetto, Sonnenblick and Dr. West. The Board has determined that these three directors are independent for the purposes of the NYSE Corporate Governance Rules, that they meet the additional requirements of independence for serving on the Audit Committee in accordance with the rules and regulations promulgated by the SEC and that they meet the financial literacy standards of the NYSE. Dr. West is the Chairman of the Audit Committee.

In addition, at all times at least one member of the Audit Committee has met the NYSE standards for financial management expertise. The Board has determined that Dr. West is qualified to serve as an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such individual serving on its Audit Committee. The Board reached this conclusion based on his relevant experience, as described above under “Proposal 1: Election of Directors.”

The Audit Committee’s purposes are to: (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. The Board has adopted a written Audit Committee Charter.

Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.alx-inc.com). This means of contact should not be used for solicitations or communications with us of a general nature.

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of executive officers. The Committee consists of two members, Dr. West, as Chairman, and Mr. DiBenedetto. Prior to April 16, 2007, Mr. Mann, our Chief Operating Officer, was member and Chairman of the Compensation Committee. The Compensation Committee met once in 2006.

The Company’s Omnibus Stock Plan Committee was combined with the Compensation Committee on April 16, 2007. Prior to that, the Omnibus Stock Plan Committee was responsible for administering the Company’s 1996 Omnibus Stock Plan and 2006 Omnibus Stock Plan. Since April 16, 2007, the Compensation Committee assumed the responsibilities of the Omnibus Share Plan Committee. The Committee consisted of two members, Dr. West and Mr. DiBenedetto. Dr. West was the Chairman of the Omnibus Stock Plan Committee, which met once during 2006.

Selection of Directors

The Board is responsible for selecting the nominees for election to our Board. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees. The Board evaluates nominees, including stockholder nominees (see “Advance Notice for Stockholder Nominations and Stockholder Proposals”), by considering the following criteria among others:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; and

•	Diversity of viewpoints, experience and other demographics.

There is no written charter in place regarding the director nomination process.

Attendance at Annual Meetings of Stockholders

All of our directors were present at the 2006 Annual Meeting of Stockholders. We do not have a policy with regard to directors’ attendance at Annual Meetings of Stockholders.

Persons wishing to contact the independent members of the Board should call (866) 233-4238. A recording of each phone call will be forwarded to one independent member of the Board who sits on the Audit Committee as well as to two members of management who may respond to any such call if a return number is provided. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.alx-inc.com).

PRINCIPAL SECURITY HOLDERS

The following table sets forth the number of Shares as of April 12, 2007, beneficially owned by (i) each person who holds more than a 5% interest in the Company, (ii) directors of the Company, (iii) named executive officers of the Company and (iv) the directors and executive officers of the Company as a group.

			Percent of
		Number of Shares	All Shares
Name of Beneficial Owner	Address of Beneficial Owner	Beneficially Owned	(1)(2)

Named Executive Officers and Directors
Steven Roth(3)	(4)	1,364,268	27.07%
Russell B. Wight, Jr.(3)(5)(6)	(4)	1,372,568	27.19%
David Mandelbaum(3)(6)	(4)	1,364,568	27.03%
Michael D. Fascitelli	(4)	—	*
Neil Underberg(6)	(4)	1,900	*
Dr. Richard R. West(6)	(4)	10,200	*
Thomas R. DiBenedetto(6)	(4)	9,000	*
Arthur I. Sonnenblick(6)	(4)	5,000	*
Stephen Mann(6)(7)	(4)	600	*
Joseph Macnow(6)	(4)	25,000	*
All executive officers and directors as a group (10 persons)(6)	(4)	1,443,968	28.28%
Other Beneficial Owners
Vornado Realty Trust(8)	(4)	1,654,068	32.83%
Interstate Properties(3)(8)	(4)	1,354,568	26.88%
Franklin Mutual Advisers, LLC(9)	51 John F. Kennedy Parkway Short Hills, NJ 07078	486,065	9.65%
Ronald Baron, Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc.(10)	767 Fifth Avenue New York, NY 10153	459,620	9.12%

*	Less than 1%.

(1)	Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares. Numbers and percentages in the table are based on 5,038,950 Shares outstanding as of April 12, 2007.

(2)	The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date, pursuant to the exercise of options, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(3)	Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the general partners, owns 1,354,568 Shares. These Shares are included in the number of Shares and the percentage of all Shares of Interstate, Messrs. Roth, Wight and Mandelbaum. These gentlemen share investment power and voting power with respect to these Shares.

(4)	The address of such person(s) is c/o Alexander’s, Inc., 888 Seventh Avenue, New York, NY 10019.

(5)	Includes 9,000 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 1,900 Shares owned by Mr. Wight’s children. Mr. Wight disclaims any beneficial interest in these Shares.

(6)	The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to vesting of options: Russell B. Wight, Jr., David Mandelbaum, Dr. Richard R. West — 10,000 each; Thomas R. DiBenedetto — 5,000; Arthur I. Sonnenblick — 5,000; Neil Underberg — 1,400; Stephen Mann — 500; Joseph Macnow — 25,000; and all directors and executive officers as a group — 66,900.

(7)	Does not include 10 Shares owned by Mr. Mann’s son. Mr. Mann disclaims any beneficial interest in these Shares.

(8)	Interstate owns approximately 5% of the common shares of beneficial interest of Vornado. Interstate and its three general partners (Messrs. Roth, Mandelbaum and Wight, who are all directors of the Company and trustees of Vornado) own, in the aggregate, approximately 11% of the common shares of beneficial interest of Vornado. Interstate, its three general partners and Vornado own, in the aggregate, approximately 60% of the outstanding Shares of the Company. See “Certain Relationships and Related Transactions.”

(9)	Based on Amendment No. 5 to a Schedule 13G filed on January 13, 2007, Franklin Mutual Advisers, LLC has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of, 486,065 Shares.

(10)	Based on Amendment No. 5 to a Schedule 13G filed on February 14, 2007, Ronald Baron owns 459,620 Shares in his capacity as a controlling person of Baron Capital Group, Inc., BAMCO, Inc and Baron Capital Management, Inc and Baron Asset Fund. Mr. Baron disclaims beneficial ownership of these Shares to the extent such Shares are held by persons other than Baron Capital Group, Inc. (457,500 Shares). He also owns 7,120 Shares personally. Mr. Baron has the sole power to vote or direct the vote of, and to dispose or direct the disposition of, 7,120 Shares and shared power to vote or direct the vote of 442,200 Shares, and to dispose or direct the disposition of, 452,200 Shares. Mr. Baron is the Chairman and Chief Executive Officer of Baron Capital Group, Inc., BAMCO, Inc. and Baron Capital Management, Inc and President and CEO of Baron Asset Fund.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of, and transactions in, our equity securities. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that there are no filing deficiencies under Section 16(a) by our directors, executive officers and 10% stockholders during 2006.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for decisions concerning the performance and compensation of our executive officers and administering our equity-based plans. Since most compensation decisions that we have considered during the past several years have involved such plans, these committees have sometimes met in joint session to consider the issues involved.

Overview of Compensation Philosophy and Program

We are managed by, and our properties are leased and developed by, Vornado Realty Trust (“Vornado”), pursuant to agreements which expire in March of each year, and are automatically renewable. We do not pay cash compensation to any of Vornado’s employees for services rendered. In lieu of cash compensation and to align their interests with that of our stockholders, our Board determined to compensate Vornado officers for their services as our officers only with equity-based compensation.

Cash Compensation

Stephen Mann is the only Company executive who received cash compensation in 2006. Mr. Mann’s salary has remained unchanged at $250,000 since 1995. Mr. Mann announced that he will be resigning as Chief Operating Officer following the Annual Meeting.

Equity Compensation

In 1996 and again (upon the expiration of the original plan) in 2006, we adopted an Omnibus Stock Plan (“the Plan”), in each case with the approval of our stockholders. Under the Plan, the Omnibus Stock Plan Committee had (and now the Compensation Committee has) the authority to grant to members of our management or Board options, restricted shares or units, stock appreciation rights (“SARs”) and other equity based compensation. Initially, Mr. Fascitelli received options to purchase 350,000 shares of stock options (at an exercise price of $73.88 per share) in 1996. Additional grants of options were made to Messrs. Roth, Fascitelli and Macnow in 1999 at an exercise price of $70.375 per share in the amounts of 350,000, 150,000 and 35,000, respectively. In 2000, the options held by Messrs. Roth and Fascitelli were converted into SARs having the same strike price, in order to not violate share ownership limitations designed to preserve our REIT status that are contained in our organizational documents. All grants of equity-based compensation have been made on the date of approval by our Omnibus Stock Plan Committee at the average of the high and low price of the Company’s common stock on the New York Stock Exchange on that date. The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards 123R, Share-Based Payment (“SFAS 123R”).

On December 29, 2005, Mr. Fascitelli exercised 350,000 of his existing SARs which were scheduled to expire in December 2006, and received $173.82 for each SAR exercised, representing the difference between our stock price of $247.70 (the average of the high and low market price) on the date of exercise and the exercise price of $73.88. This exercise was consistent with our tax planning. On January 10, 2006, the Committee granted Mr. Fascitelli SARs covering 350,000 shares of our common stock. The exercise price of the SARs are $243.83 per share of common stock, which is the average of the high and low trading price of our common stock on the date of grant. The SARs became exercisable on July 10, 2006. Mr. Fascitelli’s early exercise of his previous SARs and the related tax consequences for us were factors in our decision to make the new grant to him. The new January 10, 2006 SARs were scheduled to expire on March 14, 2007 and were exercised by Mr. Fascitelli on March 13, 2007. The remaining 500,000 SARs held by Messrs. Roth and Fascitelli expire on March 4, 2009. From his initial grant, Mr. Macnow continues to hold 25,000 options to acquire shares of our common stock which also expire on March 4, 2009.

Role of Compensation Consultants

From time to time, we and the Compensation Committee also consult with one or more executive compensation experts, and consider the compensation levels of other companies in our industry and other industries that compete for the same talent. Neither we nor the Compensation Committee has maintained any long-term contractual relationship with any compensation consultant. Periodically, we have retained compensation consultants to assist in the design of programs that affect senior executive compensation. Currently, the Compensation Committee has retained Towers Perrin as a compensation consultant to provide assistance in reviewing our overall compensation plan, its objectives and implementation.

Employment Agreements, Change of Control and Severance Arrangements

There are no employment contracts or severance or change of control arrangements with any of our officers. In addition, as all equity-based compensation awarded is now fully vested, there would be no acceleration of vesting on any change of control.

Stock Ownership Guidelines

As our senior executives generally have significant personal stakes in our equity, we have not established any policy regarding security ownership by management. In accordance with Federal securities law, we prohibit short sales by our officers of our equity securities.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended (“Section 162(m)”) provides that, in general, publicly traded companies may not deduct, in any taxable year, compensation in excess of $1,000,000 paid to such companies’ chief executive officer and other most highly compensated executive officers as of the end of any fiscal year which is not “performance based,” as defined in Section 162(m). We and the Compensation Committee believe that it is in the best interests of the Company and its stockholders to comply with the limitations of Section 162(m) to the extent practicable and consistent with retaining, attracting and motivating the Company’s executive officers. However, to maintain flexibility in compensating executive officers in a manner designed to promote the goals of the Company and its stockholders, we have not adopted a policy that all executive compensation must be deductible. The limitations of Section 162(m) do not apply to the compensation we currently pay.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company has reviewed and discussed the Compensation Committee Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

The Compensation Committee of the Board of
Directors:

Dr. Richard R. West
Thomas R. DiBenedetto

EXECUTIVE COMPENSATION

Except as described below with regard to the exercise of stock appreciation rights, the Company’s Chief Executive Officer and each of its three other executive officers who were executive officers in 2006 have not received compensation from, or on behalf of, the Company in each of the past three fiscal years except for Stephen Mann, the Company’s Chief Operating Officer. Mr. Mann received $250,000 of total compensation in each of the past three fiscal years for services rendered in all capacities to the Company. The Company’s Chief Executive Officer is Steven Roth, its President is Michael D. Fascitelli, and its Executive Vice President and Chief Financial Officer is Joseph Macnow. Mr. Mann announced that he will be resigning as Chief Operating Officer following the Annual Meeting.

The following table sets forth the compensation earned by the Company’s Principal Executive Officer, Principal Financial Officer and the other executive officers for 2006 (the “Covered Executives”).

Summary Compensation Table 2006

			Option/SAR
Name and		Salary	Awards	Total
Principal Position	Year	($)	($)(1)	($)

Steven Roth	2006	—	60,925,000	60,925,000
Chairman and Chief Executive Officer (Principal Executive Officer)
Michael D. Fascitelli	2006	—	87,661,000	87,661,000
President
Stephen Mann	2006	250,000		250,000
Chief Operating Officer
Joseph Macnow	2006	—
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

(1)	Information in this column represents the amount of SARs compensation expense recognized for financial statement purposes. SARs are granted at 100% of the market price of our common stock on the date of the grant. Compensation expense for each SAR is measured by the excess of the stock price at the current balance sheet over the stock price at the previous balance sheet date. If the stock price is lower at the current balance sheet date, previously recognized expense is reversed, but not below zero. We account for stock-based compensation in accordance with SFAS 123R. Prior to the adoption of SFAS 123R, we accounted for stock-based compensation using the intrinsic value method. Under this method, we did not recognize compensation expense as the option exercise price equaled the market price of our common stock on the date of grant.

Grants of Plan-Based Awards in 2006

The following table lists all grants of plan-based awards to the Covered Executives made in 2006 and their grant date fair value.

All Other
Option/SAR
Awards:
		Number of	Exercise or	Grant Date
		Securities	Base Price of	Fair Value
		Underlying	Option/SAR	of Awards
Name	Grant Date	Options/SARs (#)	Awards ($/Sh)	($)

Steven Roth	—	—	—	—
Michael D. Fascitelli	1/10/06	350,000	243.83	9,145,000
Stephen Mann	—	—	—	—
Joseph Macnow	—	—	—	—

Stock Appreciation Rights

In 2000, the Company, with the agreement of Messrs. Roth and Fascitelli, converted the then-existing options held by Messrs. Roth and Fascitelli into SARs. Following the conversion, Mr. Roth held 350,000 SARs with an exercise price of $70.375 and an expiration date of March 4, 2009 and Mr. Fascitelli held 350,000 and 150,000 SARs with exercise prices of $73.88 and $70.375 and expiration dates of December 5, 2006 and March 4, 2009, respectively. On December 29, 2005, Mr. Fascitelli exercised 350,000 of his existing SARs, which were scheduled to expire in December 2006 and received $173.82 for each SAR exercised, representing the difference between the average of the high and low market price of the Company’s common stock on the date of exercise and the exercise price. This exercise was consistent with the Company’s tax planning. On January 10, 2006, the Omnibus Stock Plan Committee of our Board granted Mr. Fascitelli SARs covering 350,000 shares of the Company’s common stock. The exercise price of the SARs are $243.83 per share of common stock, which is the average high and low trading price of our common stock on the date of grant. Mr. Fascitelli’s early exercise and the related tax consequences for the Company were factors in our decision to make a new grant to him. The new January 10, 2006 SARs became exercisable on July 10, 2006, and were exercised by Mr. Fascitelli on March 13, 2007 (one day prior to their expiration on March 14, 2007). Upon exercise, Mr. Fascitelli received $144.185 per SAR (representing the difference between the average of the high and low market price of our common stock on the date of exercise and the exercise price.)

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2006 and the aggregate option exercises and shares vested in 2006 by the Covered Executives.

	Option and SAR Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option/SAR
Name and Applicable	Options/SARs (#)	Options/SARs (#)	Exercise Price	Option/SAR
Grant Date	Exercisable	Unexercisable	($)	Expiration Date

Steven Roth
3/4/99(1)	350,000	—	70.375	3/4/09
Michael D. Fascitelli
3/4/99(1)	150,000	—	70.375	3/4/09
1/10/06(2)	350,000	—	243.825	3/14/07
Stephen Mann
3/4/99(3)	500	—	70.375	3/4/09
Joseph Macnow
3/4/99(3)	25,000	—	70.375	3/4/09

(1)	These awards were originally granted as options and converted to SARs with the same strike price in 2000. They vested ratably over three years from the date of grant.

(2)	These awards of SARs vested on 7/10/06 and were exercised on March 13, 2007.

(3)	These awards of options vested ratably over three years from the date of grant.

Aggregated Option Exercises in 2006

Option Awards
Shares or Share
Equivalents
	Acquired on	Value
	Exercise	Realized
Name	(#)	($)

Steven Roth	—	—
Michael D. Fascitelli	—	—
Joseph Macnow	10,000	3,675,750
Stephen Mann	—	—

Compensation of Directors

In consideration for his services as our Chief Operating Officer, Mr. Mann has received $250,000 per annum.

During 2006, the other directors of the Company received annual retainers and an additional $500 for each Board or committee meeting attended. Directors receive annual retainers in the following amounts: Messrs. DiBenedetto, Sonnenblick, Underberg and Dr. West — $50,000 each and Messrs. Roth, Fascitelli, Mandelbaum and Wight — $30,000 each. The following table sets forth the compensation (other than that received in such director’s capacity as an officer) for the members of the Company’s Board of Director’s for 2006.

Fees Earned or Paid in Cash
Name	and Total Compensation ($)

Steven Roth	31,500
Michael D. Fascitelli	31,500
Thomas R. DiBenedetto	52,000
David Mandelbaum	31,500
Arthur I. Sonnenblick	51,500
Neil Underberg	51,500
Richard R. West	52,000
Russell B. Wight, Jr.	31,500

Compensation Committee Interlocks and Insider Participation

The Company has a Compensation Committee consisting of Dr. West and Mr. DiBenedetto. Until April 16, 2007, Mr. Mann was a member and the Chairman of the Committee. There are no interlocking relationships involving the Company’s Board, which require disclosure under the executive compensation rules of the SEC. Currently, Mr. Mann also serves as Chief Operating Officer for which services he receives a salary of $250,000 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the Company and our significant stockholders, directors and our executive officers or their respective immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal and financial staff are primarily responsible for the development and implementation of processes and controls to obtain information from our significant stockholders, directors and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. This committee, in the course of its review of a disclosable related party transaction considers: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and (6) any other matters the Committee deems appropriate.

Relationship with Vornado

Vornado owned approximately 33% of the outstanding Shares of the Company at April 12, 2007. Steven Roth is the Chairman of the Board, Chief Executive Officer and a director of the Company, the Managing General Partner of Interstate and the Chairman of the Board and Chief Executive Officer of

Vornado. At April 12, 2007, Mr. Roth, Interstate and its two other general partners, David Mandelbaum and Russell B. Wight, Jr. (who are also directors of the Company and trustees of Vornado) owned, in the aggregate, approximately 28% of the outstanding Shares of the Company, and approximately 11% of the outstanding common shares of beneficial interest of Vornado.

We are managed by, and our properties are leased and developed by, Vornado, pursuant to agreements described below, which expire in March of each year and are automatically renewable.

Management and Development Agreements.  We pay Vornado an annual management fee equal to the sum of (i) $3,000,000, (ii) 3% of gross income from the Kings Plaza Regional Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue and (iv) $220,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

In addition, Vornado is entitled to a development fee of 6% of development costs, as defined, with minimum guaranteed fees of $750,000 per annum.

Leasing Agreements.  Vornado also provides us with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by tenants. In the event of a sale of an asset, the fee is 3% of gross proceeds, as defined. In the event third-party real estate brokers are used, the fees to Vornado increase by 1% and Vornado is responsible for the fees to the third-party real estate brokers. Such amounts are payable annually in an amount not to exceed $2,500,000, with interest at 9% per annum on the unpaid balance.

Effective January 1, 2007, we modified our leasing agreement with Vornado. Pursuant to the modification, (i) the existing 3% commission on asset sales was adjusted so that for asset sales greater than $50,000,000, the fee is 1% of gross proceeds, as defined; (ii) in the event third-party real estate brokers are used in connection with asset sales, the fees to Vornado no longer increase by 1% and Vornado continues to be responsible for the fees to such third-party real estate brokers; and (iii) the annual amount payable for fees under this agreement was increased to $4,000,000, and the interest rate on the unpaid balance was adjusted to one-year LIBOR plus 100 bps per annum (6.34% at January 1, 2007).

Other Agreements.  We have also entered into agreements with Building Management Services, a wholly owned subsidiary of Vornado, to supervise cleaning, engineering and security services at our Lexington Avenue and Kings Plaza properties for an annual fee of the cost for such services plus 6%.

At December 31, 2006, we owed Vornado $32,214,000 for leasing fees, and $1,152,000 for management, property management and cleaning fees. During the year ended December 31, 2006, the Company incurred $4,505,000 of leasing fees, $4,750,000 of development fees, $4,465,000 of management fees and $1,923,000 of other fees and rents under its agreements with Vornado.

Other Transactions

In the year ended December 31, 2006, Winston & Strawn LLP, a law firm in which Mr. Underberg is a member, performed legal services for us for which it was paid $106,000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual Proxy Statement. The function of the Audit Committee is oversight. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as required by the applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United States of America and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the independent registered public accounting firm their independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in the preceding paragraph, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2006, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

Dr. Richard R. West
Thomas R. DiBenedetto
Arthur I. Sonnenblick

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. As a matter of good corporate governance, the Audit Committee has chosen to submit its selection to stockholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by a majority of the Shares present or represented by proxy at the Annual Meeting, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.

We expect that representatives of Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the reviews of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $292,000 and $270,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $254,000 and $256,000, respectively. “Audit-Related Fees” include fees for stand-alone audits of certain subsidiaries.

Tax Fees

The aggregate fees billed by Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered for tax compliance, advice and planning were $13,000 and $18,000, respectively. “Tax Fees” include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

There were no other fees billed by Deloitte Entities for the years ended December 31, 2006 and 2005 for professional services rendered other than those described above.

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established the following policies and procedures for approving all professional services rendered by Deloitte Entities. The Audit Committee generally reviews and approves engagement letters for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed policies and procedures pursuant to which it has pre-approved the use of Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $50,000 on the amount of services that Deloitte Entities can provide to the Company. Any services that exceed the quarterly limit, or would cause the amount of total services provided by Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by Deloitte Entities. Since the adoption of such policies and procedures, all such fees were approved by the Audit Committee in accordance therewith.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2007.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, the sections entitled “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Performance Graph” will not be incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of the individuals named in the enclosed proxy to vote said proxy in accordance with their discretion on such matters.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

The Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an Annual Meeting of Stockholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of our Bylaws must be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, NY 10019 between January 18, 2008 and February 17, 2008.

Stockholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Stockholders in 2008 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, NY 10019, Attention: Secretary, not later than December 28, 2007.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Persons wishing to contact members of the Audit Committee, or otherwise contact independent members of the Board, may do so by calling (866) 233-4238. Messages will be forwarded to a member of the Audit Committee and to members of the Company’s senior management. Such messages will be forwarded on a confidential basis unless the contacting person provides a return address in his or her message. This means of contact should not be used for solicitations or communications with the Company of a general nature.

By Order of the Board of Directors,

Alan J. Rice
Secretary

April 26, 2007

It is important that proxies be returned promptly. Therefore, stockholders are urged to fill in, sign and return the accompanying proxy in the enclosed envelope.

ANNEX A

ALEXANDER’S, INC.

AUDIT COMMITTEE CHARTER

I.	Committee Membership: The Audit Committee of Alexander’s, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined qualified as “independent” under the Corporate Governance Rules of The New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In addition, the Board shall determine that each member of the Audit Committee is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

II.	Committee Purposes: The purposes of the Audit Committee are to:

A. assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

B. prepare an audit committee report as required by the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

III.	Committee Duties and Responsibilities: To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

A. with respect to the independent auditors,

(i) to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii) to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii) to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv) to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v) to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi) to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii) to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

(viii) to take into account the opinions of management and the Company’s internal auditing function in assessing the independent auditors’ qualifications, performance and independence.

B. with respect to the internal auditing process,

(i) to review the appointment and replacement of the director of the internal auditing function; and

(ii) to advise the director of the internal auditing function that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

C. with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i) to advise management, the internal auditing function and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii) to consider any reports or communications (and management’s and/or the internal audit function’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards including reports and communications related to:

•	deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditors’ responsibility under generally accepted auditing standards;

•	any restriction on audit scope;

•	significant accounting policies;

•	significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

•	management judgments and accounting estimates;

•	any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditors;

•	difficulties encountered with management in performing the audit;

•	the independent auditors’ judgments about the quality of the entity’s accounting principles;

•	reviews of interim financial information conducted by the independent auditors; and

•	the responsibilities, budget and staffing of the Company’s internal audit function;

(iii) to meet with management, the independent auditors and, if appropriate, the director of the internal auditing function:

•	to discuss the scope of the annual audit;

•	to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing function or the independent auditors, relating to the Company’s financial statements;

•	to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

•	to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv) to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v) to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi) to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii) to discuss with the Company’s internal corporation counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii) to discuss and review the type and presentation of information to be included in earnings press releases;

(ix) to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi) to review and discuss any reports concerning material violations submitted to it by the Company’s internal counsel or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205), or otherwise; and

(xii) to establish hiring policies for employees or former employees of the independent auditors;

D. with respect to reporting and recommendations,

(i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii) to prepare and issue the evaluation required under “Performance Evaluation” below; and

(iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

E. To discharge any other duties or responsibilities delegated to the Audit Committee by the Board of Directors from time to time.

IV.	Committee Structure and Operations: The Board shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately at least quarterly with management, the director of the internal auditing function and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

V.	Delegation to Subcommittee: The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.	Performance Evaluation: The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.

VII.	Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

A. Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

B. Compensation of any advisers employed by the Audit Committee; and

C. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

ANNEX B

ALEXANDER’S, INC.

COMPENSATION COMMITTEE CHARTER

Committee Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alexander’s, Inc. (the “Company”) shall consist solely of two or more members of the Board, each of whom the Board has determined is “independent” under the Corporate Governance Rules of The New York Stock Exchange, Inc. At least two members of the Committee should qualify as “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as in effect from time to time (“Rule 16b-3”), and as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect form time to time (“Section 162(m)”).

Members shall be appointed by the Board based on nominations recommended by the full Board, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Duties and Responsibilities

The Committee shall have the purpose and direct responsibility to:

1. Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluate the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, any applicable employment agreement, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

2. Review and approve the total compensation package for the Company’s officers at the level of executive vice president and above, and to review and approve any employment agreement to which the Company is a party where the total compensation under the agreement is $1 million or more.

3. Make recommendations to the Board with respect to other non-CEO compensation, incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans, and discharge any responsibilities imposed on the Committee by any of these plans. To the extent required by applicable law, rule or regulation, the Committee will recommend to the Board that any applicable plan or material change to a plan be submitted for approval by the vote of the stockholder of the Company.

4. Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

5. In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

6. When, and if, the Committee deems it desirable, make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

7. Prepare an annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission.

8. Prepare and issue the evaluation required under “Performance Evaluation” below.

9. Report to the Board on a regular basis, and not less than once per year.

10. Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Committee Structure and Operations

The Board shall designate one member of the Committee as the Committee’s chairperson. In the event of a tie vote on any matter, the chairperson’s vote shall decide the outcome of such vote. The Committee shall meet at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating can hear each other.

The Committee may invite such members of management to its meetings or otherwise consult with members of management, in each case as the Committee deems appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The Company’s CEO should not attend any meeting where the CEO’s performance or compensation is discussed, unless specifically invited by the Committee.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m).

Performance Evaluation

The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation, this authority shall be vested solely in the Committee.

ANNEX C

ALEXANDER’S, INC.

CORPORATE GOVERNANCE GUIDELINES

I.	Introduction

The Board of Directors of Alexander’s, Inc. (the “Company”), has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Company’s Certificate of Incorporation and Bylaws, in each case as amended.

II.	Board Composition

The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each Director can participate meaningfully; and

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business.

III.	Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.

IV.	Selection of Directors

Nominations.  The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The members of the Board may, in their discretion, work or otherwise consult with members of management of the Company in selecting nominees.

Criteria.  The Board should select new nominees for the position of independent Director considering the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other Directors and potential Directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, experience and other demographics.

Independence Standards.  With regard to Directors who are to be “independent” under the Corporate Governance Rules (the “NYSE Rules”) of the New York Stock Exchange, Inc. (the “NYSE”), to qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Director has no material relationship with the Company and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Company” will mean Alexander’s, Inc. and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Director’s ability to qualify as independent:

1. Payments to and from other organizations.  A Director’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Company, or that has received payments from the Company, not in excess of the greater of:

(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.

In the case where an organization has received payments that ultimately represent amounts due to the Company and such amounts are not due in respect of property or services from the Company, these payments will not be considered amounts paid to the Company for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2. Beneficial ownership of the Company’s equity securities.  Beneficial ownership by a Director or his immediate family member of not more than 10% of the Company’s equity securities. A Director or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Company’s equity securities.

3. Common ownership with the Company.  Beneficial ownership by, directly or indirectly, a Director, either individually or with other Directors, of equity interests in an organization in which the Company also has an equity interest.

4. Directorships with, or beneficial ownership of, other organizations.  A Director’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:

(i)	his or his family member’s position as a director with an organization doing business with the Company; or

(ii)	his or his family member’s beneficial ownership in an organization doing business with the Company so long as the level of beneficial ownership in the organization is 25% or less, or less than the Company’s beneficial ownership in such organization, whichever is greater.

5. Affiliations with charitable organizations.  The affiliation of a Director or his immediate family member with a charitable organization that receives contributions from the Company, or an affiliate of the Company, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.

6. Relationships with organizations to which the Company owes money.  A Director’s or his immediate family member’s status as an executive officer or employee of an organization to which the Company was indebted at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Company’s total consolidated assets.

7. Relationships with organizations that owe money to the Company.  A Director’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Company at the end of the Company’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8. Personal indebtedness to the Company.  A Director’s or his immediate family member’s being indebted to the Company at any time since the beginning of the Company’s most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)	$1 million; or

(ii)	2% of the individual’s net worth.

9. Leasing or retaining space from the Company.  The leasing or retaining of space from the Company by:

(i)	a Director;

(ii)	a Director’s immediate family member; or

(iii)	an affiliate of a Director or an affiliate of a Director’s immediate family member;

so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10. Other relationships that do not involve more than $100,000.  Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Company.

11. Personal relationships with management.  A personal relationship between a Director or a Director’s immediate family member with a member of the Company’s management.

12. Partnership and co-investment relationships between or among Directors.  A partnership or co-investment relationship between or among a Director or a Director’s immediate family member and other members of the Company’s Board of Directors, including management Directors, so long as the existence of the relationship has been previously disclosed in the Company’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Director’s obligation to disclose the transaction or relationship to the Company, the Board of Directors or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Director qualified as independent or not, may be made by the Board. The Company shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation.  The invitation to join the Board should be extended by the Board itself via the Chief Executive Officer of the Company.

Orientation and Continuing Education.  Management, working with the Board, will provide an orientation process for new Directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Company will reimburse Directors for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Company.

V.	Election Term

The Board does not believe it should establish term limits.

VI.	Retirement of Directors

The Board believes it should not establish a mandatory retirement age.

VII.	Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chief Executive Officer, with assistance of the Company’s Secretary and internal corporation counsel. For the purposes hereof, the terms Secretary and internal corporate counsel will include anyone who acts in such capacity. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Directors to make an informed judgment.

VIII.	Executive Sessions

To ensure free and open discussion and communication among the non-management Directors, the non-management Directors will meet in executive sessions periodically, with no members of management present. Non-management Directors who are not independent under the NYSE Rules may participate in these executive sessions, but independent Directors should meet separately in executive session at least once per year.

The participants in any executive sessions will select by majority vote of those attending a presiding Director for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Directors, the Company shall disclose a method for such parties to communicate directly with the presiding Director or the non-management Directors as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX.	The Committees of the Board

The Company shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee and the Compensation Committee. Each of these committees must have a written charter satisfying the rules of the NYSE.

All Directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Audit Committee and the Compensation Committee shall be composed of at least such number of Directors as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A Director may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X.	Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI.	Executive Compensation

Evaluating and Approving Salary for the CEO.  The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management.  The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII.	Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIII.	Expectations of Directors

The business and affairs of the Company shall be managed under the direction of the Board in accordance with Delaware law. In performing his or her duties, the primary responsibility of a Director is to exercise his or her business judgment in the best interests of the Company. The Board has developed a number of specific expectations of Directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

Commitment and Attendance.  All independent and other Directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings.  Each Director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a Director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics.  In their roles as Directors, all Directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a Director.

The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with any independent member of the Board or the Company’s internal corporation counsel in the event of any concerns. The Board is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships.  The Company values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Board before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

Contact with Management.  All Directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies.  It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality.  The proceedings and deliberations of the Board and its committees are confidential. Each Director shall maintain the confidentiality of information received in connection with his or her service as a Director.

XIV.  Evaluating Board Performance

The Board, acting either as a group or through one or more designated members, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Board, acting either as a group or through one or more designated members, should periodically consider the mix of skills and experience that Directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV.  Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

ANNEX D

ALEXANDER’S, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Introduction

Alexander’s, Inc. and its subsidiaries (the “Company”) are committed to conducting all aspects of their business in accordance with the highest ethical and legal standards. This commitment begins with the Company’s Chief Executive Officer and is expected to be adhered to by all directors, executive officers and employees. In order to memorialize some of the core values and spirit with which the Company’s business is expected to be conducted, the Board of Directors has adopted this Code of Business Conduct and Ethics (the “Code”). More specifically, this Code is being adopted to:

•	promote honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

•	promote full, fair, accurate, timely and understandable disclosure;

•	promote compliance with applicable laws and governmental rules and regulations;

•	ensure the protection of the Company’s legitimate business interests, including corporate opportunities, assets and confidential information; and

•	deter wrongdoing.

This Code is intended to serve as a guide for general decision making in a variety of circumstances that might be encountered in conducting the Company’s business. All directors, officers and employees of the Company are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company may set forth more detailed policies and procedures in an employee manual that are separate from and are not part of this Code. In the event of any conflict between the provisions of this Code and the Company’s employee manual, the provisions of this Code will govern. Recognizing that no code can describe every circumstance in which directors, officers and employees might be confronted with ethical and legal challenges, in addition to compliance with the Code and applicable laws, rules and regulations, all employees, officers and directors are expected to observe the highest standards of business and personal ethics in the discharge of their assigned duties and responsibilities.

For purposes of this Code, the “Code of Ethics Contact Person” will be different for various employees. For directors and executive officers the Code of Ethics Contact Person will be the Chairman of the Audit Committee. For non-executive officers and employees, the Code of Ethics Contact Person will be the Company’s chief internal counsel or (for the purposes of this Code) any person serving in that capacity.

From time to time, the Company may waive some provisions of this Code. Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of Directors or the Chairman of the Audit Committee and must be promptly disclosed as required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) and The New York Stock Exchange, Inc. (the “NYSE”) or other exchange upon which the Company’s common equity is listed. Any waiver for other employees may be made only by the Company’s chief internal corporation counsel.

Fair Dealing

We have a history of succeeding and growing through honest business competition. We do not seek competitive advantages through illegal or unethical business practices. Each director, officer and employee should endeavor to deal fairly with the Company’s tenants, service providers, suppliers, competitors and employees. No director, officer or employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

Honest and Candid Conduct

Each director, officer and employee owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of the principles of this Code are inconsistent with integrity.

Each director, officer and employee must:

•	Act with integrity, including being honest and candid, while still maintaining the confidentiality of information where required or consistent with the Company’s policies.

•	Observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Company policies.

•	Adhere to a high standard of business ethics.

Conflicts of Interest

A “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with the interests of the Company. A conflict of interest can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. For example, a conflict of interest would arise if a director, officer or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.

Service to the Company should never be subordinated to personal gain and advantage. Conflicts of interest should, wherever possible, be avoided. However, the Company recognizes that its corporate structure and business investments do not make it practicable or desirable to avoid all relationships that could give rise to conflicts of interest. Accordingly, conflicts of interest, potential conflicts of interest or relationships which are identified as giving rise to potential conflicts of interest that are approved by, or at the direction of, the Board of Directors or the applicable Code of Ethics Contact Person or that have been previously disclosed in the Company’s Annual Report on Form 10-K are permitted. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the appropriate Code of Ethics Contact Person if not previously approved by, or at the direction of, the Board of Directors or the Corporate Governance and Nominating Committee or previously disclosed in the Company’s Annual Report on Form 10-K.

Some conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	any significant ownership interest in any tenant or service provider;

•	any consulting or employment relationship with any tenant, service provider, supplier or competitor;

•	any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities with the Company;

•	the receipt of non-nominal gifts or excessive entertainment from any company with which the Company has current or prospective business dealings;

•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and

•	selling anything to the Company or buying anything from the Company.

Such situations, if material, should be discussed with the appropriate Code of Ethics Contact Person.

Anything that would present a conflict for a director, officer or employee would likely also present a conflict if it were related to a member of his or her family.

Disclosure

Each director, officer or employee involved in the Company’s disclosure process, including the Chief Executive Officer, and the Chief Financial Officer and Executive Vice President — Finance and Administration (or those persons serving in comparable positions or those persons that may be so designated from time-to-time by the Company’s Chief Financial Officer), is required to be familiar with and comply with the Company’s disclosure controls and procedures and internal control over financial reporting, to the extent relevant to his or her area of responsibility, so that the Company’s public reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each such person having direct or supervisory authority regarding these SEC filings or the Company’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

Compliance

It is the Company’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and Director to seek to adhere to the standards and restrictions imposed by those laws, rules and regulations.

It is against Company policy and in many circumstances illegal for a director, officer or employee to profit from undisclosed information relating to the Company or any other company. Any director, officer or employee may not purchase or sell any of the Company’s securities while in possession of material nonpublic information relating to the Company in violation of Federal securities laws.

In addition, the directors, executive officers and financial reporting personnel of the Company must also consider the Company’s pre-clearance and other policies and procedures for transactions in the Company’s equity securities.

Any director, officer or employee who is uncertain about the legal rules involving a purchase or sale of any Company securities should consult with the Company’s chief internal corporation counsel before making any such purchase or sale.

Reporting and Accountability

The Board of Directors is ultimately responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation and has also designated such authority to the Chairman of the Audit Committee.

Any director or officer or employee who becomes aware of any existing or potential violation of this Code is required to notify their Code of Ethics Contact Person promptly.  Failure to do so is itself a violation of this Code. Violations may be reported anonymously. The applicable Code of Ethics Contact Person shall promptly inform the Board of Directors of any existing or potential violation of this Code reported to such Code of Ethics Contact Person that such Code of Ethics Contact Person deems not to be immaterial and, with respect to potential violations, of reasonable probability of occurrence.

Each director, officer or employee must:

•	Notify their Code of Ethics Contact Person promptly of any existing or potential violation of this Code.

•	Not retaliate against any other director, officer or employee for reports of potential violations that are made in good faith.

Any employee may communicate with their Code of Ethics Contact Person in writing, addressed to the Code of Ethics Contact Person, either by fax or by mail at his or her Company address or fax number; or by phone at his or her Company phone number.

All communications will be kept confidential. The reporting procedures should be used for purposes of furthering the purpose of this Code and not to report matters unrelated to this purpose.

The Board of Directors and/or the Chairman of the Audit Committee shall take all action they consider appropriate to investigate any violations reported to them. If a violation has occurred, the Company will take such disciplinary or preventive action as it deems appropriate, after consultation with the Board of Directors and/or the Chairman of the Audit Committee, in the case of a director or executive officer, or the Company’s internal corporation counsel, in the case of any other employee.

From time to time, the Company may waive some provisions of this Code. Any waiver of the Code for executive officers or directors of the Company may be made only by the Board of Directors or the Chairman of the Audit Committee and must be promptly disclosed as required by SEC or NYSE rules. Any waiver for other employees may be made only by the Company’s internal corporation counsel. Approvals of conflicts of interest or other determinations made by the Board or the applicable Code of Ethics Contact Person made in accordance with the provisions of this Code will not be deemed a waiver of the provisions of this Code.

Corporate Opportunities

Directors, officers and employees owe a duty to the Company to advance the Company’s business interests when the opportunity to do so arises. Directors, officers and employees are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. The term “third party” for this purpose does not include companies or other entities under common control with the Company.

Generally, directors, officers and employees are prohibited from using corporate property, information or position for personal gain and from competing with the Company. However, as indicated above and disclosed in the Company’s Annual Report on Form 10-K, the Company is under common control with other companies. Additionally, a significant portion of the Company’s outstanding common stock is owned by entities and individuals who engage in the same or similar activities or lines of business as the Company. Certain of the directors and executive officers are partners, directors or executive officers of such companies. These overlapping ownership interests and the unique management and corporate structure of the Company may result in potential competition between the business activities conducted, or sought to be conducted, by the Company and its affiliates. The Company believes that these and similar arrangements that might arise in the future are important to the success of the Company. The Company recognizes that it would not be practicable or desirable in all circumstances to prohibit competition with the Company. From time to time business opportunities may arise which might be suitable for the Company and one or more entities with which the Company has such a relationship. In such circumstances the opportunity may be directed by management of the Company in accordance with the agreements and historical relationship between the Company and the other entity. However, business opportunities which are presented to directors, officers or employees of the Company either in their capacity as such or specifically for the use and benefit of the Company must be first presented to the Company before being directed elsewhere.

Confidentiality

In carrying out the Company’s business, directors, officers and employees often learn confidential or proprietary information about the Company, its tenants, suppliers, or joint venture parties. Directors, officers and employees must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of the Company, and of other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.

Protection and Proper Use of Company Assets

All directors, officers and employees should protect the Company’s assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

General

The Board of Directors believes it to be in the best interest of the Company that the directors, officers and employees of the Company act in a manner consistent with this Code and that such persons should not suffer harm for doing so. Accordingly, the Company will not take action against any director, officer or employee of the Company for any action taken or not taken in good faith compliance with the provisions of this Code or otherwise with the approval of the Board, or, as contemplated hereby, the applicable Code of Ethics Contact Person. Each director, officer or employee of the Company will be entitled to rely upon the provisions of this Section.

ANNUAL MEETING OF STOCKHOLDERS OF
ALEXANDER’S, INC.
May 17, 2007
Please date, sign, and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALEXANDER’S, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR
BLACK INK AS SHOWN HERE ☑

1. ELECTION OF DIRECTORS each for a term ending at the Annual Meeting of Stockholders in 2010 and until his successor is duly elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Michael D. Fascitelli
		¡	Thomas R. DiBenedetto
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN

2.	RATIFICATION OF SELECTION OF	☐	☐	☐
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

:

3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PRECEDING NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ALEXANDER’S, INC.
PROXY
     The undersigned stockholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of Alexander’s, Inc., a Delaware corporation (the “Company”), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 17, 2007, at 10:00 A.M., local time, and any postponements and adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting, and any postponements and adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1) “FOR” THE ELECTION OF DIRECTORS, 2) “FOR” THE RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND 3) OTHERWISE IN THE DISCRETION OF THE PROXIES.
(Continued and to be executed on the reverse side.)